Exhibit 10.14

CONFIDENTIAL TREATMENT REQUESTED

BY KISSES FROM ITALY, INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

STRATEGIC ALLIANCE AGREEMENT

STRATEGIC ALLIANCE AGREEMENT dated as of February 21, 2023, and made effective as of March 1, 2023 (this “Agreement”) by and between Kisses From Italy Inc., a Florida corporation with offices at 80 SW 8th St., Suite 2000, Miami, Florida, 33130 (the “Company”) and SC Culinary LLC, a [New York] limited liability company (“SC Culinary”) (each a “Party” and collectively, the “Parties”).

WHEREAS, the Company is a publicly traded company registered with the Securities and Exchange Commission (the “SEC”) focused on developing a fast, casual dining, corporate-owned restaurant chain, expanding through a worldwide franchise and territory sales program;

WHEREAS, SC Culinary is currently the creator and owner of, and in possession of, a quick-service food concept (the “Concept”) and is developing and will develop all intellectual property rights related thereto, including, without limitation, those intellectual property rights listed on Schedule 3 (the “Intellectual Property Rights”) all of which were or will be developed or acquired by SC Culinary, independently, or assigned to it by Scott Conant (“Conant”);

WHEREAS, the Company wishes to incorporate a wholly-owned subsidiary to enter into a business relationship and form a strategic alliance with SC Culinary to develop the Concept and to define their respective rights and obligations thereto;

WHEREAS, Conant owns all rights in and to his name, voice, image, and likeness (the “NIL Rights”) and has granted to SC Culinary the exclusive right to license such rights to third parties; and

WHEREAS, in connection with the development and commercialization of the Concept, SC Culinary desires to license to the Subsidiary its interest in the Intellectual Property Rights and NIL Rights, on the terms set forth herein.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the Parties covenant, promise, and agree as follows:

1.	DEFINITIONS

1.1.	“Affiliate” means with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with that Party, for so long as such control exists. For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (a) in the case of Persons that are corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) entitled to vote for the election of directors, or otherwise having the power to control or direct the affairs of such corporate entity; and (b) in the case of Persons that are non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such non-corporate entity.

1.2.	“Agreement” has the meaning set forth in the Preamble.

1.3.	“Applicable Law” means federal, state, local, national, statutes, rules, and regulations, including any rules, regulations, regulatory guidelines or other requirements of regulatory authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity or country hereunder.

1.4.	“Board” has the meaning ascribed to it in Section 2.4 hereof.

1.5.	“Brand” has the meaning set forth in Section 2.3 hereof.

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1.6.	“Breaching Party” has the meaning set out in Section 8.1 of this Agreement.

1.7.	“Business Combination” has the meaning set out in Section 6.1 of this Agreement.

1.8.	“Business Day” means any day, other than a Saturday, Sunday, or a day on which commercial banks located in Miami, Florida are authorized or required by Applicable Law or regulation or otherwise to close.

1.9.	Commissionable Revenue has the meaning set forth in Section 7.1 hereof.

1.10.	“Concept” has the meaning set forth in the Preamble.

1.11.	“Confidentiality Agreement” means the form of Confidentiality and Non-Compete Agreement dated February 21, 2023, by and among, the Company, SC Culinary and Scott Conant, attached hereto as Exhibit B.

1.12.	“Disclosing Party” has the meaning ascribed to it in the Confidentiality Agreement.

1.13.	“Exchange Act” has the meaning ascribed to it in Schedule 1 of this Agreement.

1.14.	“Exclusive Territory” shall mean worldwide.

1.15.	“Exempt Issuances” shall mean any of the following issuances or grants of securities by the Company: (i) securities issued in connection with a Qualified Financing, (ii) securities issued in connection with a merger, acquisition, consolidation, or purchase of all or substantially all of the securities or assets of a corporation or other entity, (iii) securities in connection with strategic license agreements and other franchise or partnering arrangements, in each case approved by SC Culinary, (iv) the issuance of common stock or other securities or the issuances or grants of options to purchase common stock or other securities to employees, officer, directors and consultants to the Company in an amount not to exceed ([*]) of the Company capitalization as of the effective date of this Agreement and (v) securities issued as a result of the exercise of outstanding notes, warrants or other convertible securities which were granted or issued prior to the date of this Agreement, including those provided for in Section 5.3 hereof.

1.16.	“Fee Commission” has the meaning set forth in Section 7.1 hereof.

1.17.	Franchise Agreement” means the franchise agreement or license agreement between the Subsidiary and a Qualified Franchise Unit.

1.18.	“Franchise Fee” shall have the meaning set forth in Section 1.29 of this Agreement.

1.19.	“Fransmart” means Fransmart, LLC, a Delaware limited liability company, with offices at 201 N. Union Street, Suite 110, Alexandria, Virginia 22314.

1.20.	“Gross Sales” mean the total selling price of all services and products and all income of every other kind and nature related to a restaurant based on the Concept, whether for cash or credit and regardless of collection in the case of credit. Gross Sales expressly exclude taxes collected from customers and paid to the appropriate taxing authority and customer refunds or adjustments.

1.21.	Intellectual Property” means all development, implementation, operation, marketing, and promotional materials and activities for execution of the Concept, including all patents, licensing rights, copyright, trade secrets, unpatented inventions, trademark rights, trade dress rights, and designs, whether or not used in commerce.

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1.22.	“Intellectual Property Rights” shall have the meaning ascribed to it in the Preamble.

1.23.	“Net Proceeds” means an aggregate amount (without duplication) equal to (i) the sum of all consideration actually received by the Company or its Affiliates as consideration from the sale of the Subsidiary, less all costs and expenses, including but not limited to brokers fees or commissions, professional fees.

1.24.	“NIL Rights” shall have the meaning ascribed to it in the Preamble.

1.25.	“Party” and “Parties” has the meaning set forth in the Preamble.

1.26.	“Person” means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, limited liability company, trust or government, or any agency or administrative or political subdivision of any government, or any other entity.

1.27.	“Preamble” means the first, unnumbered paragraphs of this Agreement.

1.28.	“Qualified Financing” means the sale and issuance of shares of the Company’s capital stock in any venture capital, institutional or other bona fide financings, or any series of related financings which raises gross proceeds to the Company equal to or greater than $10,000,000].

1.29.	“Qualified Franchise Unit” As used in this Agreement, the term “Qualified Franchise Unit” includes: (1) every franchise unit for which the Subsidiary then-current form of franchise agreement (“Franchise Agreement”) or license agreement has been fully executed and a non-refundable initial franchise fee (“Franchise Fee”) or license fee has been paid during the term of this Agreement; (2) every franchise unit for which the Subsidiary’s then-current form of development agreement, development agent agreement, master franchise agreement or multi-unit license agreement pursuant to which multiple franchise units or license units are developed (“Development Agreement”) has been fully executed and a non-refundable initial development fee has been paid during the term of this Agreement (‘Development Unit”); (3) every existing franchise unit, the ownership of which is transferred during or after the term of this Agreement; (4) every franchise unit under any Development Agreement or Franchise Agreement entered into during the term of this Agreement with a developer or franchisee (or an affiliate of such developer or franchisee) of a franchise unit or Development Unit, regardless of whether Fransmart participated in the solicitation, negotiation, or execution of the agreement for the franchise unit); and (5) every franchise unit or Development Unit sold during the term of this Agreement that, during or after the term of this Agreement, is (i) resold pursuant to a new Franchise Agreement or Development Agreement to replace an unopened, cancelled, or terminated franchise unit or Development Unit; or (ii) sold for a location within the territory or trade area of a terminated or expired Franchise Agreement or Development Agreement, regardless, in the case of both (i) and (ii), or whether Fransmart participated in the solicitation, negotiation, or execution of the resold or new agreement.

1.30.	Royalty Commission” shall mean commission or the royalties payable as a percentage of System Revenue.

1.31.	“Royalty Revenue” shall mean all non-refundable fees generated from Royalty Commission.

1.32.	“SEC” has the meaning given in the Preamble.

1.33.	“Securities Act” has the meaning set out in Schedule 1 of this Agreement.

1.34.	“Shares” has the meaning set out in Section 5.3 of this Agreement.

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1.35.	“Subsidiary” has the meaning set forth in Section 2.1 of this Agreement.

1.36.	“Supply Revenue” shall mean the Subsidiary’s total gross revenue resulting from sales by the Subsidiary or any of its Affiliates of all goods and services to Qualified Franchise Units within the Exclusive Territory, consumer packaged goods, endorsements revenue, and licensing fees. Such revenue shall also include Gross Sales. Supply Revenue shall also include all revenue generated to the Subsidiary as a result of Franchisee purchases, regardless of whether such purchases are directly from the Subsidiary or are purchased from a third party, and such revenue shall include any rebates and/or “kickbacks” received by the Subsidiary.

1.37.	“System Revenue” shall mean the Subsidiary’s total revenue used to calculate royalties and other fees paid by Qualified Franchise Units within the Exclusive Territory during the Term.

1.38.	“Term” shall have the meaning ascribed to it in Section 9.1.

2.	THE STRATEGIC ALLIANCE

2.1.	Creation of a Subsidiary. Subject to the terms and conditions of this Agreement, within five Business Days from the date hereof, the Company shall form a wholly owned subsidiary (the “Subsidiary”) by filing the Articles of Incorporation, substantially in the form attached hereto as Exhibit A, with the Office of the Secretary of State of the State of Florida.

2.2.	Name. The name of the Subsidiary is to be determined.

2.3.	Purpose. The Subsidiary shall consult, develop, design, and oversee the implementation of the Concept into a quick-service food and related service enterprise, including without limitation, other systems, policies, procedures, uniformity of products and services, advertising, and promotional materials and proprietary information, which will be developed into the business of the Subsidiary (the “Brand”). All business relating to the Concept shall be conducted through the Subsidiary.

2.4.	Management of the Subsidiary. The initial members of the Board of Directors of the Subsidiary (the “Board”) shall be Scott Conant, Michele Di Turi, and Claudio Ferri. The officers of the Subsidiary, which shall include a president, a chief financial officer, and a secretary, shall be unanimously appointed by the Board. From inception, at the sole and exclusive expense of the Subsidiary, the Subsidiary shall procure and maintain in full force and effect during the term of the Strategic Alliance, and for a period of three (3) consecutive years thereafter, Directors and Officers insurance and comprehensive Errors and Omissions insurance. Such policies of insurance shall be written by an insurance company, and have such limits and exclusions, as are reasonably satisfactory to Conant and SC Culinary and shall name each of Conant and SC Culinary as an additional named insured. Conant’s obligations to the Board and the Subsidiary shall be subject at all times to Conant’s other professional obligations. In the event that the Subsidiary owns and operates a Restaurant utilizing the Concept and the Brand, then the Company shall pay to SC such portion of the profits from such Restaurant as determined by the Board, but in no event less than ([*]).

2.5.	Principal Office. The principal place of business of the Subsidiary shall be the Company’s offices, located at 80 SW 8th St., Suite 2000, Miami, Florida, 33130, or at such place as the Board determines.

3.	ASSETS AND TITLE

3.1.	The Parties hereby agree that except for the Concept and the Intellectual Property Rights, legal title to the Brand, including all incoming funds resulting directly from the exploitation of the Brand, shall be in the name of the Subsidiary.

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4.	INTELLECTUAL PROPERTY

4.1.	License. SC Culinary hereby grants to the Subsidiary, and the Subsidiary hereby accepts, an exclusive, royalty-free worldwide license during the Term to use the Intellectual Property owned by SC Culinary and a non-exclusive, royalty-free worldwide license during the Term to use the NIL Rights solely for the development of the Brand, subject to the terms of this Agreement. Any use of the NIL shall be subject to SC Culinary’s prior written approval, in its sole discretion.

4.2.	Intellectual Property Rights. As between the Company, the Subsidiary and SC Culinary shall remain the sole and exclusive owner of all right, title and interest in, to, and under the Concept and the Intellectual Property, including, but not limited to, plans, drawings, specifications, reports, advice, analyses, designs, methodologies, code, artwork, patents, licensing rights, copyright, trade secrets, unpatented inventions, trademark rights, trade dress rights, designs and all other intellectual property, registered or otherwise.

4.3.	Name, Image, and Likeness. Conant shall remain the sole and exclusive owner of all right, title and interest in, to and under the NIL Rights. Any use of the NIL Rights shall be licensed to the Subsidiary, subject to Conant’s prior written approval, in his sole and absolute discretion. Notwithstanding the foregoing, neither the Company nor the Subsidiary shall be restricted from making any disclosure identifying Scott Conant that is required under the Securities Act and the Securities Exchange Act of 1934, and other applicable federal laws and regulations; provided that the Company and/or the Subsidiary will submit the proposed disclosure identifying Conant in writing to Conant as far in advance as reasonably practicable (and in no event less than two (2) Business Days prior to the anticipated date of the disclosure) so as to provide a reasonable opportunity to comment thereon, which comments shall be made in Conant’s sole and absolute discretion, subject to the requirements of the SEC, and other applicable federal laws and regulations .

4.4.	Sale of the Subsidiary. If the Company sells the Subsidiary in an effort to wind up the business, the license to use the NIL Rights shall not be included in the sale. Provided however, if the license to use the Concept and the Intellectual Property owned by SC Culinary is included in the sale of a Subsidiary, Conant shall have reasonable approval rights over the transfer of such license of the Concept and the Intellectual Property owned by SC Culinary but there shall be no license of the NIL as such assets are excluded from the Intellectual Property.

5.	COMPENSATION

5.1.	SC Culinary shall receive [*]. Such amounts shall be paid to SC Culinary based on the minimum payments set forth in Section 5.2 of this Agreement.

5.2.	Cash. SC Culinary shall be entitled to the following minimum cash payments, which shall be a joint and several obligations of the Company and the Subsidiary:

(a)	[*]

(b)	[*]; and

(c)	[*].

(d)	Notwithstanding the payments set forth above:

(1)	[*]

(2)	[*]

(3)	[*]

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5.3.	Shares. SC Culinary shall be entitled to a maximum of [*] restricted shares of the common stock of the Company (the “Shares”) in any combination of the achievement of the following milestones:

(a)	[*];

(b)	[*];

(c)	[*];

(d)	[*]

(1)	[*]

(2)	[*]

(3)	[*].

(4)	For purposes of clarification, under no circumstance shall SC Culinary be entitled to receive more than [*] shares pursuant to Section 5.3(a through d), regardless of any combination of any of the foregoing milestones described above being achieved.

(5)	The Parties agree that upon the issuance of all the Shares in accordance with Section 5.3 (a-d), SC Culinary will hold [*] equity in the Company. [*]

(6)	The Company reserves the right to deliver to SC Culinary the Shares within 10 business days following the achievement of each milestone.

6.	BUSINESS COMBINATION

6.1.	Notwithstanding that the Subsidiary is owned 100% by the Company, the Company agrees that upon the consummation of a Business Combination, the Company shall [*]. A “Business Combination” shall be defined as follows, each of which shall be limited to the carve-outs herein, including the consent of SC Culinary to such transaction.

(1)	the Company effects any merger or consolidation of the Subsidiary with or into another entity;

(2)	the Company effects any sale of all or substantially all of the assets of the Subsidiary in one or a series of related transactions;

(3)	the Company or the Subsidiary consummates a stock purchase agreement or other Business Combination (including, without limitation, a reorganization, recapitalization, spin-off, or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of common stock of either the Company or the Subsidiary; or

(4)	any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 51% of the aggregate common stock of the Company or the Subsidiary.

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7.	FRANCHISE FEES

7.1.	SC Culinary acknowledges that the Company has an existing contractual relationship with Fransmart, pursuant to which the Company shall pay Fransmart a commission on fees (“Fee Commission”) equal to ([*]) of Commissionable Revenue (as defined below) except in the event Fransmart uses a third party (“the Referring Parties”), to generate potential referral leads for Fransmart with respect to the Company. The costs of such contracts with the Referring Parties will be borne by Fransmart, but in recognition of such costs, and with respect only to potential referral leads generated for Fransmart by the Referring Parties, and for only those referral leads approved by Franchisor, the Company will pay Fransmart a Fee Commission equal to [*] of Commissionable Revenue. The term “Commissionable Revenue” shall mean all non-refundable fees paid to Company by all franchisees or developers of Qualified Franchise Units within the Exclusive Territory, regardless of when or how they became Qualified Franchise Units. Commissionable Revenue shall include, but not be limited to Franchise Fees, multi-unit/territory development Fees, transfer fees, Franchise Fees paid by existing franchisees for the establishment of additional Franchise Units, renewal fees, and all other non-refundable payments received by the Company from franchisees. Commissionable Revenue shall not include any periodic royalty fees and advertising fees received by the Company from franchisees.

7.2.	The Company agrees that once the Company pays the Fee Commission to Fransmart, SC Culinary will receive [*] of the remaining Commissionable Revenue.

7.3.	For the avoidance of doubt, neither SC Culinary nor Scott Conant will have any contractual relationship with Fransmart. SC Culinary and SC shall be indemnified, defended and held harmless by the Company and the Subsidiary, jointly and severally, from and against any and all claims and losses arising from the activities of the Company, the Subsidiary or Fransmart in connection with the sale of franchises of the Brand.

8.	BREACH OF AGREEMENT AND LIABILITIES FOR BREACH OF AGREEMENT

8.1.	If a Party fails to perform any of its material obligations under this Agreement, other than provided in 8.2 below, or if any material representation or warranty made by a Party under this Agreement is untrue or inaccurate, then that Party (the “Breaching Party”) has breached this Agreement. In this case, the non-breaching Party may give the Breaching Party written notice that it has breached this Agreement, and such Breaching Party must cure the breach within a reasonable time, which shall not exceed fifteen (15) days of the date of such written notice. For the avoidance of doubt, it shall be deemed a breach, if any of the parties take any action (or omitted to take any actions) which places any of Company, Subsidiary, SC Culinary or Conant in a negative light or which is detrimental to the applicable party’s business or place in the Community. If the breach has not been cured by the end of such fifteen (15) day period, the non-breaching Party may, upon notice to the breaching party, immediately terminate this Agreement and the Strategic Alliance.

8.2.	Failure to Make Payments by the Payment Due Date.

(a)	The Parties agree that failure of the Company to make a payment within the prescribed date constitutes a material breach of this Agreement.

(b)	Should the Company fail to make a lump sum payment within the prescribed payment date, the Company will be given ten (10) calendar days to cure the default.

(c)	Should the Company fail to make the weekly payments within the prescribed payment date, the Company will be given five (5) calendar days to cure the default.

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(d)	Notwithstanding the foregoing, in the event that the Company is (a) more than ten (10) calendar days delinquent in making any payment of a lump sum hereunder or (b) more than five (5) calendar days delinquent in making any weekly payment contemplated hereunder and provided that SC Culinary is not in default or materially delinquent in its obligations to the Company, then SC Culinary shall have the absolute right to terminate this Agreement and the relationship among SC Culinary, the Company and the Subsidiary, as well as cause the Subsidiary and the Company to cease to operate the Brand except for the limited purposes of honoring existing franchise agreements for which SC Culinary will grant to the Subsidiary a limited license to use the Brand and SC Culinary’ s rights in the Intellectual Property solely in connection with and for the term of the existing franchise agreements (with no further rights of expansion).

(e)	In the event that SC Culinary terminates this Agreement for any reason, SC Culinary shall have the sole and absolute right to use, exploit and operate the Brand and all Intellectual Property separate and apart from the Company without the payment of any amounts or other consideration to the Company, the Subsidiary or Fransmart or the need for the approval of any kind from the Company or Fransmart.

9.	TERM AND TERMINATION

9.1.	Term. The term of this Agreement shall commence on the date of this Agreement and shall continue until tenth (10th) anniversary hereof; provided that this Agreement shall automatically renew for successive five (5) year periods unless either party provides ninety (90) days notice of its intention not to renew the Term (the “Term”).

9.2.	Termination with cause. This Agreement shall terminate upon the occurrence of any of the following events:

(a)	the bankruptcy or dissolution of the Company or Subsidiary;

(b)	the Subsidiary is unable to continue operations due to the occurrence of an event of Force Majeure (as provided in this Agreement);

(c)	the Board determines that the Subsidiary is unable to achieve or maintain its business objectives and has no future development prospects;

(d)	the Parties unanimously agree to early termination of this Agreement;

(e)	an effective judicial order issued by relevant authorities or agencies;

(f)	the consummation of a Business Combination; and

(g)	if either Party commits an uncured material breach of any of its obligations under this Agreement, as provided in Section 8.1 or 8.2 above.

9.3.	Effects of Termination. As of the effective date of early termination of this Agreement:

(a)	neither Party shall be relieved of any obligation that accrued prior to such effective date of termination;

(b)	except as otherwise expressly provided herein, all rights and obligations of each Party hereunder will cease; provided that the obligations of the breaching party shall continue and not cease if that party is the reason for the early termination;

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(c)	all licenses granted hereunder shall be automatically revoked; provided that sublicenses granted to franchisees shall continue solely for the minimum term set forth in the applicable franchise agreement in which case SC Culinary shall be compensated as set forth in this Agreement; and

(d)	each Party shall return or destroy all Confidential Information of the other Party that is in its possession, subject to and as more fully set forth in the Confidentiality Agreement.

10.	DUTIES OF SC CULINARY.

10.1	In consultation with the Company, SC Culinary, together with Conant shall be responsible for developing a thematic concept for the Brand, and have the responsibilities set out on Schedule 2 attached hereto.

11.	EXPENSES AND REIMBURSEMENTS

11.1.	Subject to the prior written approval of the Board, the Subsidiary shall:

(a)	reimburse SC Culinary for all documented travel and lodging expenses incurred in providing services at the Company and/or Subsidiary’s request; and

(b)	cover all reasonable and customary travel and lodging expenses incurred by designated persons involved in the development of the Brand and the operation of the Subsidiary, up to a maximum of $[*].

12.	REPRESENTATIONS AND WARRANTIES

12.1.	The Company hereby represents and warrants to SC Culinary that:

(a)	it is a corporation duly organized and validly existing in good standing under the laws of the state of Florida and has the power, authority, and legal right to enter into and perform its obligations under this Agreement;

(b)	it has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the agreements referenced in or contemplated herein;

(c)	there are no pending actions, suits or proceedings, event or occurrence or any other form of encumbrance which, in any case, might reasonably be expected to obstruct the Company from performing its obligations under this Agreement; and

(d)	the execution and delivery of this Agreement and the performance of the terms, conditions, and obligations set forth therein does not and will not contravene any applicable law or any judgment or decree of any court of competent jurisdiction; nor conflict with or result in breach or default of any arrangement, agreement or contract to which the Company is a party or by which its assets is subject.

12.2.	SC Culinary hereby represents and warrants to the Company that:

(a)	it is a limited liability company duly organized and validly existing in good standing under the laws of the state of its formation and has the power, authority, and legal right to enter into and perform its obligations under this Agreement;

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(b)	it has the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and the agreements referenced in or contemplated herein;

(c)	there are no pending actions, suits or proceedings, event or occurrence or any other form of encumbrance which, in any case, would be expected to obstruct SC Culinary from performing its obligations under this Agreement, including, without limitation, the license of SC Culinary’s rights in the Intellectual Property to the Subsidiary; and

(d)	the execution and delivery of this Agreement and the performance of the terms, conditions, and obligations set forth therein do not and will not contravene any applicable law or any judgment or decree of any court of competent jurisdiction; nor conflict with or result in breach or default of any arrangement, agreement or contract to which it is a party or by which its assets is subject.

13.	ARBITRATION

13.1.	In case of a dispute between the Parties relating to or arising out of this Agreement, the Parties shall first attempt to resolve the dispute in good faith. If these resolution attempts fail, the Parties shall then submit the dispute to binding arbitration. Each Party shall pay its own costs and fees. The Parties waive any rights they may have to a jury trial in regard to arbitral claims.

14.	INDEMNIFICATION BY THE PARTIES

14.1	Each Party agrees to indemnify the other Party for any losses incurred as a result of any breach from the other, or the failure of the other Party to perform any of its obligations under this Agreement. For the avoidance of doubt, SC Culinary will be fully indemnified defended and held harmless by the Company and the Subsidiary, jointly and severally, against any and all claims and losses arising from the activities of the Company, the Subsidiary or Fransmart in connection with the exploitation of the Brand and/or the sale of franchises relating to the Brand or other activities of each of the Company and Fransmart unrelated to the Brand. For the avoidance of doubt, all indemnification obligations of the Company shall be joint and several among the Company and the Subsidiary.

15.	INSURANCE

15.1.	The Company shall ensure that the Subsidiary procures and maintains in full force and effect during the Term, appropriate, insurance in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement, at the Subsidiary’s expense.

16.	MISCELLANEOUS

16.1.	D&O Insurance. At all times after the opening of the prototype location, the Company and the Subsidiary shall cause Conant to be listed as a named insured, or otherwise covered as an insured person, under such generally applicable directors and officers insurance as it may maintain from time to time. The Company shall ensure that the Subsidiary uses commercially reasonable efforts to cause Conant to continue to be listed as a named insured, or otherwise covered as an insured person, under such generally applicable directors and officers’ insurance coverage as it may elect to maintain from time to time for a reasonable period. (which shall in no event exceed three (3) years after the termination of this Agreement; provided that such coverage is reasonably available from the Company and/or the Subsidiary’s then the existing insurance company and is priced, in such case as determined by the Company and/or Subsidiary in its good faith discretion.

16.2.	Successors and Assigns. This Agreement is personal in nature, and neither Party shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder. This Agreement shall be binding upon, and inure to the benefit of the respective heirs, legal representatives, successors, and assigns of the Parties hereto.

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16.3.	Governing Law. Both Parties agree this agreement shall be governed, construed, and enforced in accordance with the laws of the State of Florida, without regard to its conflict of laws rules. Any action arising out of this Agreement shall be brought in the state or federal courts located in Florida, and both Parties submit to the exclusive jurisdiction of any such court.

16.4.	Notices. All notices, requests, and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three Business Days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one Business Day after the date of delivery by Federal Express or other reputable overnight delivery services, addressed to the parties at their addresses first set forth above, or to such other addresses furnished by notice given in accordance with this Section 16.4.

16.5.	Entire Agreement. This Agreement supersedes any prior contracts, understandings, discussions, and agreements and constitutes the complete understanding between the parties with respect to the subject matter hereof, including without limitation, the Letter of Intent. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

16.6.	Force Majeure. Should any Party be prevented from performing its obligations under this Agreement by force majeure, such as earthquake, typhoon, flood, or other acts of nature, fire, explosion, or other unforeseen events including epidemic or pandemic beyond the affected Party’s reasonable control (an Event of Force Majeure), the affected Party shall give the other Parties written notice without delay, and within fifteen (15) days of the event provide detailed information about and documents evidencing the event (including documents from official authorities if applicable), explaining the reasons for its inability to perform, or for its delay in the performance of, all or part of this Agreement.

16.7.	Modification; Waiver. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

16.8.	Counterparts. This Agreement may be signed in any number of counterparts and by electronic means, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.9.	No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

16.10.	Legal Advice. Each Party has received independent legal advice from their attorneys with respect to the negotiation of this Agreement and the advisability of executing this Agreement and any related documents.

16.11.	Headings. Titles and headings to sections of this Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the interpretation or construction of such provisions.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KISSES FROM ITALY INC.
By:	/s/ Claudio Ferri
Name: Claudio Ferri Title: Chief Executive Officer

SC CULINARY LLC
By:	/s/ Scott Conant
Name: Scott Conant Title: Managing Member

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EXHIBIT A

FORM OF

ARTICLES OF INCORPORATION
OF
[CORPORATION NAME]

In compliance with the requirements of the Florida Business Corporation Act (the "FBCA"), the undersigned hereby acts as an incorporator in adopting and filing these Articles of Incorporation.

ARTICLE I: NAME

The name of the corporation shall be [*] (the "Corporation").

ARTICLE II: INITIAL PRINCIPAL OFFICE

The street and mailing address of the initial principal office of the Corporation is 80 SW 8th St Suite 2000, Miami, FL 33130. The mailing address of the Corporation is 80 SW 8th St, Suite 2000, Miami, FL 33130.

ARTICLE III: PURPOSE

The Corporation is organized to transact any or all lawful business for which corporations may be incorporated under the FBCA as it now exists or may hereafter be amended or supplemented.

ARTICLE IV: SHARES

The total number of shares that the Corporation is authorized to issue and have outstanding at any time is [*], all of which shall be common stock with a par value of $[0.01] per share.

ARTICLE V: INITIAL DIRECTORS

The initial board of directors of the Corporation shall consist of three members. This number may be increased or decreased from time to time in accordance with the Corporation's bylaws, but shall never be less than one. The names and addresses of the individuals who will serve on the initial board of directors are:

Michele Di Turi,

3146 NE 9th Street, Fort Lauderdale, FL 33304

Scott Conant

[Address]

Claudio Ferri
80 SW 8th St Suite 2000, Miami, FL 33130.

ARTICLE VI: INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Corporation is 17888 67th Ct. N Loxahatchee, FL 33470. The name of the initial registered agent of the Corporation at that office is Incorp Services, Inc.

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ARTICLE VII: INCORPORATOR

The name and street address of the Corporation's incorporator is Claudio Ferri, 80 SW 8th St Suite 2000, Miami, FL 33130.

ARTICLE VIII: INDEMNIFICATION OF DIRECTORS

The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by the FBCA and other applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that they, or a person for whom they are the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability, damages, and loss suffered and expenses (including attorneys' fees) actually and reasonably incurred by such Covered Person. Any amendment, repeal, or modification of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX: EFFECTIVE DATE AND TIME

The effective date and time of these Articles of Incorporation shall be [the date and time that these Articles of Incorporation are filed with the Florida Department of State, Division of Corporations

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Having been named as registered agent to accept service of process for the above-stated corporation at the place designated in these Articles of Incorporation, I am familiar with and accept the appointment as registered agent and agree to act in this capacity.

INCORP SERVICES, INC.

Title: Registered Agent	[*], 2023

I submit these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Florida Department of State constitutes a third-degree felony as provided for in Section 817.155 of the Florida Statutes.

Name: Claudio Ferri Title: Sole Incorporator	[*], 2023

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Exhibit B

EXHIBIT B

CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

This Confidentiality and Non-Competition Agreement (this “Agreement”) is entered into as of February 21, 2023 (the “Effective Date”), among Kisses From Italy, Inc., a Florida corporation (the “Company”) on one hand and SC Culinary, LLC., a [New York] limited liability company (“SC Culinary”), and Scott Conant, an individual having an address at [*], on the other hand. Reference is hereby made to that certain Strategic Alliance Agreement of even date herewith by and between the Company and SC Culinary (the “SGA”). Capitalized terms used herein but not otherwise defined shall have the meaning provided in the SGA.

I.                    Confidentiality. In connection with the consideration by each party hereto (references herein to each “party” shall include subsidiaries, affiliates, and divisions of such party) with respect to a business transaction involving the parties (the “Transaction”), each party is prepared to make available to the other party certain information concerning its business, financial condition, operations, assets, and liabilities. Each party acknowledges that such information, whether disclosed on, before or after the Effective Date by any party (the “Disclosing Party”) to another party (the “Receiving Party”) may include nonpublic information, trade secrets or other business information, the disclosure of which could harm the party furnishing such information. In consideration for, and as a condition of, such information being furnished to the Receiving Party and the Receiving Party’s directors, officers, employees, agents, financing sources, financial and other advisors (including attorneys, accountants, consultants and any representatives of such financing sources or advisors) (collectively, “Representatives”), each Receiving Party hereunder agrees to treat any information concerning the Disclosing Party that is, has been or will be furnished to the Receiving Party or to Receiving Party’s Representatives (regardless of the manner or form in which it is furnished, including all written, oral and electronic communications), together with any notes, analyses, compilations, studies, interpretations, forecasts, documents or records containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, the “Confidential Information”), in accordance with the provisions of this Agreement, and to take or abstain from taking certain other actions hereinafter set forth.

The term “Confidential Information” does not include information that (a) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives in breach of this Agreement, (b) was within the Receiving Party’s possession prior to being furnished to the Receiving Party by the Disclosing Party, (c) is independently developed by the Receiving Party or its Representatives without violation of any of its other obligations hereunder or the use of or reference to, in whole or any part, any of the Disclosing Party’s Confidential Information, or (d) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or any of its Representatives; provided, that in the case of (b) and (d) above, the source of such information was not known by the Receiving Party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other party (including third parties) with respect to such information.

II.                 Use of Information. Each party hereby agrees that it and its Representatives shall (a) use the Confidential Information solely for the purpose of evaluating the Transaction, (b) keep the Confidential Information received or generated by it or its Representatives confidential, and (c) not disclose any of the Confidential Information in any manner whatsoever to any other person not bound hereby; provided, however, that (i)  the Receiving Party may make any disclosure of such Confidential Information with the prior written consent of the Disclosing Party and (ii) any of such information may be disclosed to a party’s Representatives who need to know such information for the sole purpose of evaluating and effectuating the Transaction and who are provided with a copy of this Agreement and agree to be bound by the terms hereof to the same extent as if they were parties hereto. In any event, each party shall be responsible for any breach of this Agreement by its Representatives and agrees, at its sole expense, to take all reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Information.

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III.              Confidentiality of Negotiations. Each party agrees that, without the prior written consent of the Disclosing Party, neither the Receiving Party nor its Representatives will disclose to any other person the fact that the Confidential Information exists or has been made available to it, that discussions or negotiations are or have been taking place concerning the Transaction or any of the terms, conditions or other facts with respect thereto, including the status or timing thereof (the foregoing information collectively, “Transaction Information”), or have any communications whatsoever with any other person, including another person who may be interested in a possible transaction with the other party, concerning the Transaction; provided, however, that each party may make such disclosure if (a) it has been advised in writing by its outside legal counsel that such disclosure is required by applicable law, regulation or legal process (including the regulations of any securities exchange), (b) such party limits the disclosure to only that information required to be disclosed, (c) such party consults with the Disclosing Party in writing prior to making such disclosure and provides the Disclosing Party with a draft of, and the ability to comment on, such disclosure at least five business days prior to its issuance, and (d) neither such party nor its Representatives have taken any actions, outside of the ordinary course of business, to cause such disclosure to be required.

IV.              Third Party Requests to Disclose Information. In the event that any party or any of its Representatives is legally required or requested, as advised by its outside legal counsel, to disclose any Confidential Information pursuant to a subpoena, court order, civil investigative demand or similar judicial process or similar request issued by a court of competent jurisdiction or by a governmental or regulatory authority, it shall promptly, to the extent legally permissible, notify the other party in writing by facsimile and certified mail, of the existence, terms, and circumstances surrounding such request, so that the other party may seek a protective order or other appropriate remedy or waive compliance with the applicable provisions of this Agreement. Each party agrees to cooperate with the other party in connection with seeking any such order or other appropriate remedy. If and to the extent, in the absence of a protective order or the receipt of a waiver by the Disclosing Party, the Receiving Party or any of its Representatives is legally required, as advised by its outside legal counsel, to disclose any Confidential Information to any court or governmental or regulatory authority or else suffer exposure to censure or civil or criminal fine or penalty, the Receiving Party or its Representatives may, without liability hereunder, disclose only that portion of the Confidential Information that such counsel advises is legally required to be disclosed and shall use reasonable efforts (at the Disclosing Party’s expense) to obtain reliable assurances that confidential treatment will be accorded to any Confidential Information that the Receiving Party is so required to disclose in accordance with the terms of this Agreement.

V.                Termination of Interest; Return or Destruction of Material. If any party decides that it does not wish to proceed with the Transaction, it will promptly inform the other party of that decision. In that case, in the case of the termination of the Strategic Alliance Agreement for any reason or at any time upon the written request of the Disclosing Party for any reason in its sole and absolute discretion, the Receiving Party will promptly certify the destruction or deliver to the Disclosing Party all Confidential Information in its or its Representatives’ possession; provided, that the Receiving Party and its Representatives (a) may retain one copy of the Confidential Information for use in connection with any dispute concerning Confidential Information covered herein and (b) shall not be required to destroy or deliver Confidential Information to the extent that it is “backed-up” on electronic information management and communication systems or servers and cannot reasonably be destroyed or returned. Notwithstanding the return, destruction or retention of the Confidential Information, each party and its Representatives will continue to be bound by its obligations of confidentiality and other obligations hereunder for the Restricted Period (as defined below).

VI.              Reserved.

VII.           Non-Solicitation and Independent Contractors. The parties will not, during the Restricted Period, directly or indirectly, individually or through another entity or affiliate, (i) induce or attempt to induce any employee, consultant or independent contractor of the other party to leave the employ or consulting or contracting relationship with, or in any way interfere with the relationship between the other party and any employee, consultant or independent contractor thereof, (ii) solicit for employment or as a consultant or an independent contractor any person who was an employee, consultant or independent contractor of the other party at any time during the Restricted Period, except pursuant to a general solicitation that is not directed specifically to any such employee, consultant or independent contractor; provided that nothing herein prevents parties or any of their affiliates from hiring (x) any person whose employment or engagement has been terminated by the other party or (y) after 180 days from the date of termination of employment or engagement, any employee, consultant or independent contractor whose employment or engagement has been terminated by such employee, consultant or independent contractor, or (iii) induce or attempt to induce any customer, supplier, distributor or other business relation of other party to cease doing business with the other party or in any way interfere with the relationship between any such customer, supplier, distributor or other business relation and the other party.

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VIII.        No Representations and Warranties. Each party understands and acknowledges that neither party nor any of their Representatives make any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information, except as provided in the Strategic Alliance Agreement. Each party agrees that neither party nor any of their Representatives shall have any liability to the other party or to any of the other party’s Representatives relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom. Only those representations or warranties that are made in the Strategic Alliance Agreement, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

IX.              No Transfer of Rights, Title, or Interest. Each party hereby retains its entire right, title, and interest, including all intellectual property rights, in and to all of its Confidential Information. Any disclosure of such Confidential Information hereunder shall not be construed as an assignment, grant, option, license, or other transfer of any such right, title, or interest whatsoever to the Receiving Party or any of its Representatives.

X.                No Obligations. The parties agree that no party shall be under any legal obligation of any kind whatsoever, or otherwise be obligated to enter into or continue any business or contractual relationship, investment, or transaction, by virtue of this Agreement, except for the matters specifically agreed to herein.

A.    Each party understands and agrees that no contract or agreement providing for the Transaction between them shall be deemed to exist between them unless and until a Definitive Agreement has been executed and delivered, and each party hereby waives, in advance, any claims (including breach of contract and tortious interference claims) in connection with the Transaction unless and until the parties shall have entered into a Definitive Agreement. Each party also agrees that unless and until a Definitive Agreement regarding the Transaction between them has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to the Transaction by virtue of this Agreement except for the matters specifically agreed to herein.

B.     Each party reserves the right, in its sole discretion, for any reason or no reason, to reject any and all proposals made to it or its Representatives with regard to the Transaction and to terminate discussions and negotiations with the other party at any time, provided, that this Agreement shall thereafter continue in full force and effect as provided herein.

XI.              Privilege; Joint Defense. To the extent that any Confidential Information may include materials or information subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, each party understands and agrees that the parties have a commonality of interest with respect to such matters and it is the desire, intention and mutual understanding of the parties that the sharing of such materials is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Confidential Information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.

XII.             Specific Performance. Each party to this Agreement acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement by it or any of its Representatives and consents to a court of competent jurisdiction entering an order finding that the non-breaching party has been irreparably harmed as a result of any such breach and to the granting of injunctive relief as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity to the non-breaching party.

XIII.            Governing Law; Jurisdiction.

A.    This Agreement and all disputes or controversies arising out of or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without reference to its conflicts of law principles.

B.     .

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XIV.        Miscellaneous.

A.    The term “person” as used in this Agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive.

B.     No provision in this Agreement can be waived or amended except by the written consent of each party. Any attempted waiver or modification in violation of this provision shall be void.

C.     It is understood and agreed that no failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

D.    The provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

E.     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed original, and all such counterparts shall together constitute one and the same instrument.

F.      Title and headings to sections of this Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the interpretation or construction of such provisions.

G.    Neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party. Any purported assignment or delegation in violation of this section shall be null and void. No assignment or delegation shall relieve the assigning or delegating party of any of its obligations hereunder. This Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer on any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

XV.           Termination. This Agreement, and each of the obligations herein stated, shall terminate three (3) years following the termination date of the Strategic Alliance Agreement.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

KISSES FROM ITALY, INC.

By: /s/ Claudio Ferri

Name: Claudio Ferri
Title: Chief Executive Officer

Address:        80 SW 8th St. Suite 2000,
                      Miami, Florida, 33130

SC CULINARY, LLC

By: /s/ Scott Conant

Name: Scott Conant
Title: Managing Member

Address:        [*]

/s/ Scott Conant

SCOTT CONANT

Address:        [*]

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SCHEDULE 1

SECURITIES REPRESENTATIONS AND WARRANTIES

SC Culinary hereby acknowledges, represents and warrants to the Company that:

(1)	the Shares of the Company’s common stock are thinly traded; (b) the price of the shares does not reflect the Company’s overall financial health; and (c) the Shares are to be issued in a private placement pursuant to an exemption from registration pursuant to the Securities Act of 1933 (the “Securities Act”), as amended, and may be subject to restrictions on the sale or transfer pursuant to federal and state securities law.

(2)	the execution and delivery of the Agreement and the performance of the terms, conditions, and obligations set forth therein do not and will not contravene any applicable law or any judgment or decree of any court of competent jurisdiction; nor conflict with or result in breach or default of any arrangement, agreement or contract to which it is a party or by which its assets, including without limitation, the Brand, is subject;

(3)	the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. SC Culinary is acquiring the Shares for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws. SC Culinary is acquiring the Shares hereunder in the ordinary course of its business and does not presently have any agreement, plan, or understanding, directly or indirectly, with any person (other than Conant) to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity. SC Culinary is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer;

(4)	it is an “accredited investor”, as defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

(5)	it is not acquiring the Shares as a result of any advertisement, article, notice, or other communication regarding the Shares published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement;

(6)	it is aware that (i) the acquisition of the Shares involves a high degree of risk and may result in a loss of the entire value of the Shares; (ii) the Company has limited working capital and limited sources of financing available as of the date of the Agreement; and (iii) there is no assurance that the operations of the Company or the Subsidiary will be profitable or cash flow positive at any time in the future;

(7)	it has had the opportunity to review the filings made by the Company with the SEC;

(8)	it has not taken any action that would give rise to any claim by any person for brokerage commissions, finders’ fees, or the like relating to the Agreement or the transactions contemplated thereby. No person will have, as a result of the transactions contemplated by this Agreement, any valid right or interest in a Party for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of it;

(9)	it has independently evaluated the merits of its decision to obtain the Shares and has not relied on the advice of the Company or its representatives in making such a decision. understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the acquisition of these Shares constitutes legal, tax, or investment advice, and it has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary and appropriate in connection with its acquisition of the Shares. it has not authorized any person to act as its “purchaser representative” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) in connection with its acquisition of the Shares;

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(10)	it understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of its representations, warranties, agreements, acknowledgments and understandings set forth herein as part of its determination as to the availability of such exemptions and the eligibility of it to acquire the Shares;

(11)	it understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon the Shares;

(12)	it understands that the Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of securities other than pursuant to an effective registration statement or Rule 144, the Company may require SC Culinary to provide to the Company an opinion of counsel selected by SC Culinary and reasonably acceptable to the Company, the form, and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

(13)	it agrees to the imprinting, so long as is required by this provision, of a legend on any of the Shares in the following form:

THESE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SHARES.

February 21, 2023	SC CULINARY LLC By: /s/ Scott Conant Name: Scott Conant Title: Managing Member

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SCHEDULE 2

DUTIES OF SC CULINARY AND SCOTT CONANT

SC Culinary and Conant acknowledge that they will, in consultation with the Board:

(1)	At the expense of the Subsidiary use commercially reasonable efforts to promote and showcase the Brand and Brand retail products through various forms of media;

(2)	use reasonable efforts to develop a suitable Brand name and related trademarks in consultation with the Company;

(3)	collaborate with the Subsidiary’s director of operations in connection with menu development, including pricing and sourcing of products;

(4)	subject to Conant’s other professional obligations and availability, perform all services and related appearances at times and places reasonably as mutually agreed by the Parties;

(5)	not knowingly permit, do or commit any act or thing that would tarnish the other Party’s public image in society or standing in the community;

(6)	oversee the Subsidiary’s director of operations, who will be employed and paid for by the Subsidiary, who shall have primary managerial and supervisory responsibility for the design of the “front of the house” space of any Subsidiary owned restaurant or franchisee restaurant and “back of the house” operational flow with input from the Company and/or its dedicated Affiliates, including estimated development cost, once all Parties agree to a space;

(7)	develop an operating manual for the restaurant in consultation with the Company and its Affiliates. The operating manual will consist of all requirements the Subsidiary must follow to operate the restaurant according to SC Culinary’s standards;

(8)	develop, in consultation with the Company, a staffing plan for the restaurant, including positions to be filled, the number of people required for each position, and expected weekly hours for each;

(9)	use commercially reasonable efforts to cooperate to identify positions needed for key personnel, including a director of operations who will be responsible for the initial training of employees and establishing proper procedures with the Company and/or its dedicated Affiliates; and

(10)           attend (subject to prior business commitments and availability) all pre-opening promotional activities (including soft openings) as well as grand opening events.

SC CULINARY LLC

February 21, 2023	By:	/s/ Scott Conant
Name: Scott Conant Title: Managing Member

	By:	/s/ Scott Conant
Scott Conant

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SCHEDULE 2

INTELLECTUAL PROPERTY RIGHTS

SC Culinary’s recipes

The culture documents

The job descriptions

Org chart

The menu

The concept

Any name mutually approved by SC Culinary and the Company

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